Exhibit 10.2

OPEN-END LEASEHOLD MORTGAGE AND SECURITY AGREEMENT

This is an Open-End Leasehold Mortgage and secures future advances pursuant to 42 PA C.S.A. §§§ 8143 and 8144, act. No. 126 of 1990.

KNOW ALL MEN BY THESE PRESENTS that FT-CHURCHILL PROPERTY L.P., a Delaware limited partnership having an address at c/o First Union Real Estate Equity and Mortgage Investments, 7 Bulfinch Place, Suite 500, P.O. Box 9507, Boston, Massachusetts 02114 (hereinafter called “Mortgagor”), for consideration paid, hereby grants, conveys, transfers, assigns and sets-over unto KEYBANK NATIONAL ASSOCIATION, a national banking association, as agent under a Loan Agreement (hereinafter called the “Loan Agreement”) of even date among the FT-FIN ACQUISITION LLC, a Delaware limited liability company (the “Borrower”), KeyBank National Association and the other lending institutions which become parties to the Loan Agreement (KeyBank National Association and the other lending institutions which become parties to the Loan Agreement are collectively referred to as the “Lenders” and individually as the “Lender”), and KeyBank National Association, as Agent (hereinafter called the “Agent”), having a place of business at 101 Federal Street, Boston, Massachusetts 02110, with mortgage covenants, the Mortgaged Property (as defined below) to secure the Obligations (as defined below).

This Mortgage (as defined below) is an “Open-End Mortgage” as set forth in 42 PA. C.S.A. § 8143 and secures all obligations by the Guaranty (as defined below), plus accrued and unpaid interest, which obligations include, but are not limited to, advances for the payment of taxes and municipal assessments, maintenance charges, insurance premiums, costs incurred for the protection of the Property or the lien of this Mortgage, expenses incurred by Agent by reason of any Default or circumstance, which with the passage of time, or giving of notice, or both, would constitute a Default, including, without limitation, legal fees and costs, and advances for construction, alteration or renovation on the Property, together with all other sums due hereunder or secured hereby.

The term “Mortgagor” shall include, wherever the context permits, its successors and assigns.

The terms “Agent” and “Lenders” shall include, wherever the context permits, their respective successors and assigns as the holder for the time being of this Open-End Leasehold Mortgage and Security Agreement and other Obligations hereby secured.

R E C I T A L S:

A.                                   Pursuant to the terms and conditions of the Loan Agreement, the Lenders have agreed to make a Loan to the Borrower in a principal amount not to exceed FIFTY-THREE MILLION DOLLARS ($53,000,000.00);

B.                                     The Mortgagor has executed and delivered to the Agent its Guaranty of even date herewith (as such may be amended, modified, supplemented or restated hereafter, the “Guaranty”), pursuant to which the Mortgagor has guaranteed the obligations of the Borrower under the Loan Agreement;

C.                                     The Mortgagor owns (i) a leasehold estate interest in the Land (as defined herein) as established under the Ground Lease (as defined herein) which is currently set to expire on

December 31, 2010, unless otherwise renewed pursuant to its terms and conditions, and (ii) a fee simple interest in the Improvements (as defined herein); and

D.                                    It is a condition precedent to the Lenders making the Loan or otherwise extending credit to the Borrower under the Loan Agreement that the Mortgagor execute and deliver to the Agent this Agreement.

This Open-End Leasehold Mortgage and Security Agreement (hereinafter, the “Mortgage”) is granted pursuant to the terms, provisions and conditions of the Loan Agreement.  Capitalized terms used herein which are not otherwise specifically defined herein shall have the meaning ascribed to such terms under the Loan Agreement, which Loan Agreement and other Loan Documents are incorporated by reference herein and made part of this Mortgage.

The term “Mortgaged Property” shall mean and include all of the following described property:

A.                                   Real Estate.  The Mortgagor’s interest in and to the land more particularly described on Exhibit A which is annexed hereto and made a part hereof (hereinafter, the “Land”), together with the improvements and other structures now or hereafter situated thereon (such improvements being sometimes called the “Improvements”) located at 1310 Beulah Road, Pittsburgh, Pennsylvania, together with all rights, privileges, tenements, hereditaments, appurtenances, easements, including, but not limited to, rights and easements for access and egress and utility connections, and other rights now or hereafter appurtenant thereto (hereinafter, the “Real Estate”);

B.                                     Fixtures.  All real estate fixtures or items which by agreement of the parties may be deemed to be such fixtures, now or hereafter owned by Mortgagor, or in which Mortgagor has or hereafter obtains an interest, and now or hereafter located in or upon the Real Estate, or now or hereafter attached to, installed in, or used in connection with any of the Real Estate, including, but not limited to, any and all portable or sectional buildings, bathroom, plumbing, heating, lighting, refrigerating, ventilating and air-conditioning apparatus and equipment, garbage incinerators and receptacles, elevators and elevator machinery, boilers, furnaces, stoves, tanks, motors, sprinkler and fire detection and extinguishing systems, doorbell and alarm systems, window shades, screens, awnings, screen doors, storm and other detachable windows and doors, mantels, partitions, built-in cases, counters and other fixtures whether or not included in the foregoing enumeration (hereinafter, the “Fixtures”);

C.                                     Additional Appurtenances. All bridges, easements, rights of way, licenses, privileges, hereditaments, permits and appurtenances hereafter belonging to or enuring to the benefit of the Real Estate and all right, title and interest of Mortgagor in and to the land lying within any street or roadway adjoining any of the Real Estate and all right, title and interest of Mortgagor in and to any vacated or hereafter vacated streets or roads adjoining any of the Real Estate and any and all reversionary or remainder rights (hereinafter, the “Additional Appurtenances”);

D.                                    Awards.  All of the right, title and interest of Mortgagor in and to any award or awards heretofore made or hereafter to be made by any municipal, county, state or federal authorities to the present or any subsequent owners of any of the Real Estate or the Land, or the Improvements, or the Fixtures, or the Additional Appurtenances, or the Leases or the Personal Property, including, without limitation, any award or awards, or settlements or payments, or other compensation hereafter made resulting from (x) condemnation proceedings or the taking of the Real Estate, or the Land, or the Improvements, or the Fixtures, or the Additional Appurtenances, or the Leases or the Personal Property, or any part thereof, under the power of eminent domain, or (y) the alteration of grade or the location or discontinuance of any street adjoining the Land or any portion thereof, or (z) any other injury to or decrease in value of the Mortgaged Property (hereinafter, the “Awards”);

E.                                      Leases.  All leases and subleases now or hereafter entered into of the Real Estate, or any portion thereof, and all rents, issues, profits, revenues, earnings and royalties therefrom, and all right, title and interest of Mortgagor thereunder, including, without limitation, purchase or sale options, cash, letters of credit, or securities deposited thereunder to secure performance by the tenants or occupants of their obligations thereunder, whether such cash, letters of credit, or securities are to be held until the expiration of the terms of such leases or occupancy agreements or applied to one or more of the installments of rent coming due prior to the expiration of such terms including, without limitation, the right to receive and collect the rents and other payments due thereunder (hereinafter, the “Leases”);

F.                                      Purchase and Sale Agreements.  All purchase and sale agreements now or hereafter entered into of the Real Estate, or any portion thereof, or any condominium units into which the Real Estate may be converted including, without limitation, cash, letters of credit or securities deposited thereunder to secure performance by the purchasers of their obligations thereunder (hereinafter, the “Purchase and Sale Agreements”);

G.                                     Ground Lease.  All of the right, title and interest of the Mortgagor, as ground lessee, in and to the Land pursuant to that certain Ground Lease dated as of November 15, 1985, (hereinafter, together with any amendments, modifications, extensions, renewals, replacements, and assignments thereof, the “Ground Lease”); and

H.                                    Personal Property.  All tangible and intangible personal property now owned or at any time hereafter acquired by Mortgagor of every nature and description, and whether or not used in any way in connection with the Real Estate, the Fixtures, the Additional Appurtenances, the Purchase and Sale Agreements or any other portion of the Mortgaged Property, including, without limitation express or implied upon the generality of the foregoing, all Equipment, Goods, Inventory, Fixtures, Accounts, Instruments, Documents and General Intangibles (as each such capitalized term is defined in the Uniform Commercial Code in effect in the state where the Real Estate is situated) and further including, without any such limitation, the following whether or not included in the foregoing: materials; supplies; furnishings; chattel paper; money; bank accounts; security deposits; utility deposits; any insurance or tax reserves deposited with Agent; any cash collateral deposited with Agent; claims to rebates, refunds or abatements of real estate taxes or any other taxes; contract rights; plans and specifications; licenses, permits, approvals and other rights; the rights of Mortgagor under contracts with respect to the Real Estate or any other portion of the Mortgaged Property; signs, brochures, advertising, the name by which the Mortgaged Property is known and any variation of the words thereof, and good will; copyrights, service marks, and all goodwill associates therewith; and trademarks; all proceeds paid for any damage or loss to all or any portion of the Real Estate, the Fixtures, the Additional Appurtenances, any other Personal Property or any other portion of the Mortgaged Property (hereinafter, the “Insurance Proceeds”); all Awards; all Leases; all Purchase and Sale Agreements; all books and records; and all proceeds, products, additions, accessions, substitutions and replacements to any one or more of the foregoing (collectively, the “Personal Property”).

The term “Obligations” shall mean and include:

A.                                   The Guaranteed Obligations, as such term is defined in the Guaranty;

B.                                     The payment, performance, discharge and satisfaction of each covenant, warranty, representation, undertaking and condition to be paid, performed, satisfied and complied with by Mortgagor under and pursuant to this Mortgage, the Guaranty, and also by Mortgagor under and pursuant to each of the other Loan Documents referred to in, or executed in connection therewith;

C.                                     The payment of all costs, expenses, legal fees and liabilities incurred by Agent and the Lenders in connection with the enforcement of any of Agent’s or any Lender’s rights or remedies after a Default under this Mortgage, the Guaranty, the other Loan Documents, or any other instrument, agreement or document which evidences or secures any other obligations or collateral therefor, whether now in effect or hereafter executed; and

D.                                    The payment, performance, discharge and satisfaction of all other liabilities and obligations of Mortgagor to Agent or any Lender, whether now existing or hereafter arising, direct or indirect, absolute or contingent, arising under this Mortgage, the Guaranty, the Loan Documents, or any other documents executed therewith. and including, without limitation express or implied upon the generality of the foregoing.

PROVIDED ALWAYS, that this instrument is upon the express condition that, if Mortgagor performs the Obligations (as defined herein), in accordance with the provisions of this Mortgage and the Loan Documents, at the times and in the manner specified, without deduction, fraud or delay, and if Mortgagor performs and complies with all the agreements, conditions, covenants, provisions and stipulations contained herein and in the other Loan Documents, then this Mortgage and the estate hereby granted shall cease and become void and Agent shall provide and deliver to Mortgagor a discharge of this Mortgage in proper form for recording.

Mortgagor hereby grants to Agent, on behalf of the Lenders, a continuing security interest in all of the Mortgaged Property in which a security interest may be granted under the Uniform Commercial Code as such is in effect in the Commonwealth of Massachusetts and the Commonwealth of Pennsylvania including, without limitation, the Fixtures, the Personal Property and the Purchase and Sale Agreements, together with all proceeds and products, whether now or at any time hereafter acquired and whether or not used in any way in connection with the development, construction, marketing or operation of the Real Estate, to secure all Obligations.

This instrument is intended to take effect as a mortgage pursuant to Pennsylvania law, and as a security agreement to the UCC and is to be filed with Office of the Recorder of Deeds of Allegheny County, Pennsylvania as a fixture financing statement pursuant to the UCC.

Mortgagor hereby covenants, warrants, represents and agrees with Agent, its successors and assigns, and the Lenders that:

1.                                       Title.  Mortgagor has good marketable title to the Mortgaged Property and has good right, full power and lawful authority to grant and convey the same in the manner aforesaid; and that the Mortgaged Property is free and clear of all encumbrances and exceptions, except for the Permitted Title Exceptions, if any, as set forth on Schedule B, Section II of Title Insurance Policy No.                     issued by Fidelity National Title Insurance Co.

Mortgagor shall make any further assurances of title that Agent may in good faith require including, without limitation, such further instruments as may be requested by Agent to confirm the assignment to Agent of all Awards.

2.                                       Performance of Obligations.  Mortgagor shall perform and observe all of the obligations and conditions set forth in each of the Guaranty, this Mortgage, the Collateral Assignment of Leases and Rents, and each of the other agreements, if any, executed by Mortgagor in connection with the Loan.

3.                                       Protection and Maintenance.  Mortgagor shall protect and maintain, or cause to be protected and maintained by the Tenant, in good, first-class and substantial order, repair and tenantable condition at all times, the buildings and structures now standing or hereafter erected on the Mortgaged Property, and any additions and improvements thereto, and all Personal Property now or hereafter situated therein, and the utility services, the parking areas and access roads, and all building fixtures and equipment and articles of personal property now or hereafter acquired and used in connection with the operation of the Mortgaged Property.  Mortgagor shall promptly replace, or shall cause Tenant to promptly replace, any of the aforesaid which may become lost, destroyed or unsuitable for use with other property of similar character.

4.                                       Insurance Coverages.  Mortgagor shall insure, or shall cause to be insured by Tenant, the Mortgaged Property and the operation thereof with such coverages and in such amounts as are required by the provisions of the Loan Agreement and shall at all times keep, or cause the Tenant to keep, such insurance in full force and effect and pay all premiums therefor.  Certificates of insurance shall be delivered to Agent and the Lenders, and Mortgagor shall deliver to the Agent and the Lenders such a certificate as a replacement for an expiring certificate required to be deposited hereunder at least thirty (30) days before the date of such expiration.  Mortgagor hereby irrevocably appoints Agent its true and lawful attorney-in-fact, with full power of substitution, to assign any such policy in the event of the foreclosure of this Mortgage.

5.                                       Insurance Proceeds.  Subject to the provisions of the Loan Agreement relating to the application of insurance proceeds, which provisions are expressly incorporated by reference herein and which Mortgagor is hereby made a third-party beneficiary of, the proceeds of any hazard insurance shall be used for the repair and restoration of the Mortgaged Property or applied to or toward the indebtedness secured hereby in such order as Agent may determine.  Notwithstanding anything in this Section 5 to the contrary, however, if the insurer denies liability to Mortgagor, Mortgagor shall not be relieved of any obligation under Section 3 of this Mortgage.

6.                                       Eminent Domain.  Subject to the provisions of the Loan Agreement relating to the application of Awards, which provisions are expressly incorporated by reference herein and which Mortgagor is hereby made a third-party beneficiary of, any Awards shall be used for the repair and restoration of the Mortgaged Property or applied to or toward the indebtedness secured hereby in such order as Agent may determine.

7.                                       No Waste; Compliance With Law.  Mortgagor shall not commit or suffer, or allow the Tenant to commit or suffer, any strip or waste of the Mortgaged Property, or any portion thereof, or any violation of any law, rule, regulation, ordinance, license or permit, or the requirements of any licensing authority affecting the Mortgaged Property or any business conducted thereon, and shall not commit or suffer, or allow the Tenant to commit or suffer, any demolition, removal or material alteration of any of the Mortgaged Property (except for the replacement of Fixtures and Personal Property in the ordinary course of business, so long as items of comparable value and quality are installed free and clear of liens in favor of any other party), without the express prior written consent of Agent in each instance, which consent shall not be unreasonably withheld or delayed, and shall not violate or suffer, or allow the Tenant to violate or suffer, the violation of the covenants and agreements, if any, of record against the Mortgaged Property, and in all respects Mortgagor shall do, or shall cause the Tenant to do, all things necessary to comply with, and keep in full force and effect all licenses, permits and other governmental authorizations for the operation of the Mortgaged Property for its intended purposes, including, without limitation express or implied, the licenses, permits and authorizations referenced in the Loan Agreement.

8.                                       Environmental and Related Matters; Indemnification.  Mortgagor shall at all times comply with all of the terms, conditions and provisions imposed on the Indemnitors under the Environmental Indemnity.

9.                                       Payment of Taxes and Prevention of Liens.  The Mortgagor shall pay, or shall cause the Tenant to pay, before delinquent or before any penalty for nonpayment attaches thereto, all taxes, assessments and charges of every nature and to whomever assessed that may now or hereafter be levied or assessed upon the Mortgaged Property or any part thereof, or upon the rents, issues, income or profits thereof or upon the lien or estate hereby created, whether any or all of said taxes, assessments or charges be levied directly or indirectly or as excise taxes or as income taxes.  Mortgagor may apply, or may allow the Tenant to apply, for tax abatements and prosecute diligently and in good faith claims for refund so long as: (i) no additional taxes, interest thereon or penalties are incurred thereby and (ii) no proceedings are instituted to divest Mortgagor of title to all or any portion of the Mortgaged Property.  Mortgagor shall pay all sums which, if unpaid, may result in the imposition of a lien on the Mortgaged Property before such lien may attach (except that real estate taxes need not be paid prior to the due date thereof) or which may result in conferring upon a tenant of any part or all of the Mortgaged Property a right to recover such sums as prepaid rent.

10.                                 Due On Sale; No Other Encumbrances; No Transfer of Ownership Interests; Failure to Comply with Permitted Exceptions.  Except as otherwise specifically provided for in the Loan Agreement, or in this Mortgage, it shall be an Event of Default under the Loan Agreement, a breach of the conditions of this Mortgage and an event permitting Agent or any Lender to accelerate all indebtedness secured hereby, if, without Agent’s prior written consent in each instance, which consent may be granted, withheld or conditionally granted in Agent’s sole discretion: (a) there is any sale, conveyance, transfer or encumbrance of, or lien imposed upon, all or any portion of the Mortgaged Property; or (b) there is any transfer or assignment of, or grant of any security interest in, any of the direct or indirect ownership interests in Mortgagor; or (c) there is a failure to comply with the provisions of, or there is a default under, any of the Permitted Title Exceptions unless cured within any applicable grace period provided for in the applicable Permitted Title Exception.

11.                                 Agent’s and Lenders’ Rights.  If Mortgagor shall neglect or refuse: (a) to maintain and keep, or cause Tenant to maintain and keep, in good repair the Mortgaged Property or any part thereof as required by this Mortgage or the Loan Agreement, or (b) to maintain and pay, or cause the Tenant to maintain and pay, the premiums for insurance which may be required by this Mortgage or the Loan Agreement, or (c) to pay and discharge, or cause the Tenant to pay and discharge, all taxes of whatsoever nature, assessments and charges of every nature and to whomever assessed, as required by this Mortgage or the Loan Agreement, or (d) to pay the sums required to be paid by this Mortgage or the Loan Agreement, or (e) to satisfy any other terms or conditions of this Mortgage, or any instrument secured hereby, Agent may, at its election in each instance, but without any obligation whatsoever to do so, upon thirty (30) days prior written notice (except in the case of (i) an emergency where there is danger to person or property, or (ii) required insurance coverage would lapse, or (iii) an Event of Default exists, in each of which events no notice shall be required), cause such repairs or replacements to be made, obtain such insurance or pay said taxes, assessments, charges, and sums, incur and pay reasonable amounts in protecting its rights hereunder and the security hereby granted, pay any balance due under any conditional agreement of sale (or lease) of any property included as a part of the Mortgaged Property, and pay any amounts as Agent deems reasonably necessary or appropriate to satisfy any term or condition of this Mortgage, which Mortgagor shall have failed to satisfy, or to remedy any breach of such term or condition, and any amounts or expenses so paid or incurred, together with interest thereon from the date of payment by Agent or the Lenders at the Default Rate as provided in the Guaranty or Loan Agreement, shall be immediately due and payable by Mortgagor to Agent and the Lenders and until paid shall be secured hereby equally and ratably, and the same may be collected as part of said principal debt in any suit hereon or upon the Note.  No payment by Agent or the Lenders shall relieve Mortgagor from any default hereunder or impair any right or remedy of Agent consequent thereon.

12.                                 Tax Reserve and Insurance Reserve.  Unless paid, or required to be paid, by the Tenant under the Lease, Mortgagor shall, upon the request of Agent, from time to time if an Event of Default shall be in existence, pay to Agent, such amount as Agent from time to time estimates as necessary to create and maintain a reserve fund from which to pay before the same become due: (a) all taxes, assessments, liens and charges on or against the Mortgaged Property, and (b) all premiums for insurance policies which are required by this Mortgage.  Such payments, if so requested, shall be invested in an interest-bearing account with the interest earned to be added to the reserve account which shall be held by Agent as Cash Collateral, and so long as no Event of Default exists hereunder or under any of other Loan Documents, shall be paid to or for Mortgagor’s benefit as set forth below.  Payments from such reserve fund for said purposes may be made by Agent at its discretion even though subsequent owners of the property described herein may benefit thereby.  In the event of any Event of Default under the Loan Agreement or under the terms of this Mortgage, any part or all of such reserve fund may be applied, at the option of Agent, to cure any such Event of Default or to any part of the indebtedness hereby secured.  Prior to an Event of Default, the amount in such reserve fund, but not in excess of the applicable real estate taxes or insurance premiums then due, shall be paid to the taxing authority or the insurer upon written request of Mortgagor provided that such request is accompanied by the applicable current billing from the taxing authority or the insurer.

13.                                 Certain Expenses.  If any action or proceeding is commenced, including, without limitation, an action to foreclose this Mortgage or to collect the debt hereby secured, to which action or proceeding Agent or any Lender is made a party by reason of the execution of this Mortgage, or by reason of any obligation which it secures, or by reason of entry or any other action under this Mortgage, or if in Agent’s judgment it becomes necessary in connection with legal proceedings or otherwise to defend or uphold the Mortgage hereby granted or the lien hereby created or any act taken to defend or uphold the Mortgage hereby granted or the lien hereby created or any act taken under this Mortgage, all sums reasonably paid or incurred by Agent or any Lender for the expense of any litigation or otherwise, in connection with any rights created by this Mortgage or any other Loan Document, shall be paid by Mortgagor, or may at the option of Agent, if not so paid, be added to the debt secured hereby and shall be secured hereby equally and ratably and shall bear interest until paid at the Default Rate set forth in the Guaranty or the Loan Agreement.

14.                                 Regarding Leases.  Except as otherwise provided in the Loan Agreement, Mortgagor shall not enter into any leases or occupancy agreements with respect to the Mortgaged Property and shall not modify or amend any such leases or occupancy agreements without Agent’s prior written consent in each instance.  As to each permitted lease or occupancy agreement, Mortgagor will perform every material obligation of the lessor and, to the extent commercially reasonable, will enforce every material obligation of the lessee in the leases in effect with respect to all or any part or all of the Mortgaged Property and, except as otherwise provided in the Loan Agreement, Mortgagor will not: (i) cancel any Lease, nor terminate or accept a surrender thereof, or reduce the rent payable thereunder or alter, modify or amend any Lease; (ii) accept any prepayment of rent thereunder (except any rent which may be required to be prepaid by the terms of any such lease) more than one (1) month in advance of the time when the same shall be due; (iii) enter into any new leases, without first obtaining on each occasion the prior written consent of Agent; (iv) execute any assignment of Mortgagor’s interest in any Lease (other than the Collateral Assignment of Leases and Rents) or assignment of rents arising or accruing from any Lease or from the Mortgaged Property; (v) subordinate any Lease to any mortgage or other encumbrance, or permit, consent or agree to such subordination, without Agent’s prior written consent in each instance; (vi) convey or transfer or suffer or permit a conveyance or transfer of the premises demised by any Lease or of any interest therein so as to affect, directly or indirectly, a merger of the estates and rights, or a termination or diminution of the obligations, of any lessee thereunder; (vii) alter, modify or change the terms of any guaranty of any Lease, or any security for any Lease, or cancel or terminate any such guaranty, or release or reduce any such security, without the prior written consent of Agent in each instance; or (viii) consent to any assignment of, or subleasing under, any Lease (except in accordance with the terms of any Lease) without the prior written consent of Agent in each instance.  As to all leases and occupancy agreements, Agent, at its option from time to time, may require that all security deposits and similar funds or security provided by a lessee or occupant be deposited with Agent, or with an escrow agent satisfactory to Agent, subject to the rights of the lessee or occupant, but otherwise subject to a security interest in favor of Agent.

15.                                 Declaration of Subordination.  At the option of Agent, which may be exercised at any time or from time to time by written notice to Mortgagor and to any applicable tenant, this Mortgage shall become subject and subordinate, in whole or in part (but not with respect to priority of entitlement to insurance proceeds or condemnation proceeds), to any and all leases of all or any part of the Mortgaged Property upon the execution by Agent and recording or filing thereof, at any time hereafter in the appropriate official records of the county wherein the Mortgaged Property are situated of a unilateral declaration to that effect.

16.                                 Further Assignment by Mortgagor.  Mortgagor hereby further assigns to Agent, as security for the Obligations, the lessor’s interests in any or all Leases, now or hereafter outstanding, and to the extent it may lawfully do so Mortgagor’s interests in all agreements, contracts, licenses and permits, now or hereafter outstanding, affecting all or any portion of the Mortgaged Property.  Mortgagor shall execute, acknowledge and deliver such further or confirmatory assignments thereof, by instruments in form satisfactory to the Agent, as Agent may reasonably require.  Mortgagor hereby authorizes Agent in the event of foreclosure, to sell and assign said interests to the purchaser at foreclosure, but neither such assignment nor any such future assignment shall be construed as binding Agent to any lease, agreement, contract, license or permit so assigned, or to impose upon Agent any obligations with respect thereto.  Mortgagor hereby irrevocably appoints Agent, or any agent designated by Agent, the true and lawful attorney-in-fact of Mortgagor, with full power of substitution, to execute, acknowledge and deliver any such assignment on behalf of Mortgagor which Mortgagor fails or refuses to do.

17.                                 UCC Filing.  Mortgagor, upon Agent’s written request, shall promptly cause this Mortgage and any required financing statements to be recorded and re-recorded, registered and re-registered, filed and re-filed at such times and places as may be required by law or reasonably deemed advisable by Agent to create, preserve or protect the priority hereof and of any lien created hereby upon the Mortgaged Property or any part thereof; and Mortgagor shall from time to time do and cause to be done all such things as may be required by Agent, or required by law, including all things which may from time to time be necessary under the Uniform Commercial Code of the Commonwealth of

Pennsylvania fully to create, preserve and protect the priority hereof and of any lien created hereby upon said property.  Mortgagor hereby irrevocably appoints Agent, or any agent designated by Agent, the true and lawful attorney-in-fact of Mortgagor, with full power of substitution, to execute, acknowledge and deliver any such things on behalf of Mortgagor which Mortgagor fails or refuses to do.

18.                                 Right to Deal with Successor.  Agent may, without notice to any person, deal with any successor in interest of Mortgagor herein regarding this Mortgage and the debt hereby secured in all respects as it might deal with Mortgagor herein, without in any way affecting the liability hereunder or upon the debt hereby secured of any predecessor in interest of the person so dealt with; and no sale of the premises hereby mortgaged, nor any forbearance on the part of Agent, not any extension by Agent of the time for payment of the debt hereby secured, shall operate to release, discharge, modify, change or affect the original liability of any predecessor in interest of the equity owner at the time of such sale, forbearance or extension.

19.                                 Acceleration of Debt.  If there is an Event of Default or if an event occurs which pursuant to which entitles Agent to exercise its rights and remedies under the Guaranty, then, at the option of Agent, the entire indebtedness hereby secured shall become immediately due and payable without further notice.

20.                                 Additional Rights of Agent.

a.                                       Enter and Perform.  Mortgagor authorizes Agent, in addition to all other rights granted by law or by this Mortgage, or by any of the other instruments executed herewith, whenever and as long as any Event of Default hereunder or under the Loan Agreement shall exist and remain uncured beyond the applicable grace period, if any, and without notice beyond the notice, if any, required to be given by the terms of the Loan Agreement, or upon the occurrence of an Event of Default under the Loan Agreement, to enter and take possession of all or any part of the Mortgaged Property and to use, lease, operate, manage and control the same and conduct the business thereof, and perform lessor’s obligations under any lease or the seller’s obligations under any Purchase and Sale Agreement or Mortgagor’s obligations under any other agreement affecting all or any part of the Mortgaged Property, perform the obligations of the seller under any contracts, and collect the rents, profits and all receipts of every nature therefrom as Agent shall deem best.

b.                                      Repairs and Improvements.  Upon every such entry, Agent may, but shall not be obligated to, exercise all rights and powers of Mortgagor, either in the name of Mortgagor, or otherwise as Agent shall determine.  Without limitation express or implied upon the generality of the foregoing, Agent shall have the right to do all things necessary or desirable in order to keep in full force and effect all applicable licenses, permits and authorizations and any amendments thereto.

c.                                       Pay Costs and Expenses.  Upon such entry, Agent may, at its option, but without any obligation to do so, do any one or more of the following: pay and incur all expenses necessary or deemed by it appropriate for the holding and operating of the Mortgaged Property, the conduct of any business thereon, the maintenance of the Mortgaged Property, including without limitation payments of taxes, assessments, insurance, wages of employees connected with the Mortgaged Property or any business conducted thereon, charges and reasonable compensation for services of Agent, its attorneys and accountants and all other persons engaged or employed in connection with the Mortgaged Property or of any business conducted thereon and, in addition, Agent, at its option, may, but shall not be obligated to, make payments or incur liability with respect to obligations arising prior to the date it takes possession.

d.                                      Add to Secured Indebtedness.  All obligations so paid or incurred by Agent shall be reimbursed or paid for by Mortgagor upon demand and prior to the repayment thereof shall be added to the debt secured hereby and shall bear interest at the Default Rate provided for in the Guaranty or the Loan Agreement, and shall be secured hereby equally and ratably.  Agent may also reimburse itself therefor from the income or receipts of the Mortgaged Property or any business conducted thereon, or from the sale of all or any portion of the Mortgaged Property.  Agent may also apply toward any of the Obligations any tax or insurance reserve account, deposit or any sum credited or due from Agent to Mortgagor without first enforcing any other rights of Agent against Mortgagor or the against any other guarantor of any of the Obligations or against the Mortgaged Property.

e.                                       Attorney-In-Fact.  Mortgagor hereby irrevocably constitutes and appoints Agent, or any agent designated by Agent, for so long as this Mortgage remains undischarged of record, as attorney-in-fact of Mortgagor to execute, acknowledge, seal and deliver all instruments, agreements, deeds, certificates and other documents of every nature and description in order to carry out or implement the exercise of Agent’s rights hereunder and under the other Loan Documents.

f.                                         Foreclosure.  Agent may institute an action of mortgage foreclosure, or take such other action at law or in equity for the enforcement of this Mortgage and realization on the mortgage security or any other security herein or elsewhere provided for, as the law may allow, and may proceed therein to final judgment and execution for the entire unpaid balance of the principal debt, with interest at the rate(s) stipulated in the Loan Agreement, together with all other sums due from Mortgagor in accordance with the provisions of the Loan Agreement, including all sums which may have been loaned by Agent to Mortgagor after the date of this Mortgage, all sums which may have been advanced by Agent to Mortgagor after the date of this Mortgage, all sums which may have been advanced by Agent for taxes, water or sewer rents, other lienable charges or claims, insurance or repairs or maintenance after the date of this Mortgage (including the period after the entry of any judgment in mortgage foreclosure or other judgment entered pursuant to this Mortgage or the Loan Agreement), and all costs of suit, including counsel fees (as permitted by applicable law).  Mortgagor authorizes Agent at its option to foreclose this Mortgage subject to the rights of any tenants of the Mortgaged Property, and the failure to make any such tenants parties defendant to any such foreclosure proceedings and to foreclose their rights will not be asserted by Mortgagor as a defense to any proceedings instituted by Agent to recover the indebtedness secured hereby or any deficiency remaining unpaid after the foreclosure sale of the Mortgaged Property; however, nothing herein contained shall prevent Mortgagor from asserting in any proceedings disputing the amount of the deficiency or the sufficiency of any bid at such foreclosure sale that any such tenants adversely affect the value of the Mortgaged Property.

In connection with the exercise of Agent’s rights above, Mortgagor hereby authorizes and empowers any attorney of any court of record in the Commonwealth of Pennsylvania or elsewhere, as attorney for Agent and all persons claiming under or through Agent, to appear for and confess judgment in ejectment against Mortgagor for the possession of the Mortgaged Property and to appear for and confess judgment against Mortgagor and against all persons claiming under or through Mortgagor, in favor of Agent, for recovery by Agent of possession thereof, for which this Mortgage, or a copy thereof verified by affidavit, shall be a sufficient warrant; and thereupon a writ of possession may immediately issue for possession of the Mortgaged Property, without any prior writ or proceeding whatsoever and without any stay of execution.  If for any reason after such action has been commenced it shall be discontinued, or possession of the Mortgaged Property shall remain in or be restored to Mortgagor, Agent shall have the right for the same default or any subsequent default to bring one or more further actions as above provided to recover possession of the Mortgaged Property.  Agent may confess judgment in ejectment therein before or after the institution of proceedings to foreclose this Mortgage or to enforce the Loan Documents, or after entry of judgment on this Mortgage or on the other Loan Documents executed in connection therewith, or after a sheriff’s sale of the Mortgaged Property in which Agent or any Lender is the successful bidder.   The authorization to pursue such proceedings for obtaining possession is an essential part of the enforcement of this Mortgage, or the other Loan Documents, and shall survive any execution sale to Agent.

21.                                 Setoff.  Mortgagor hereby grants to Agent and each of the Lenders, a lien, security interest and right of setoff as security for all liabilities and obligations to Agent and the Lenders, whether now existing or hereafter arising, upon and against all deposits, credits, collateral and property, now or hereafter in the possession, custody, safekeeping or control of Agent or any Lender or any entity under the control of KeyBank National Association, or in transit to any of them.  At any time, without demand or notice, after the occurrence of an Event of Default, Agent or any Lender may set off the same or any part thereof and apply the same to any liability or obligation of Mortgagor even though unmatured and regardless of the adequacy of any other collateral securing the Loan.  ANY AND ALL RIGHTS TO REQUIRE AGENT OR ANY LENDER TO EXERCISE ITS RIGHTS OR REMEDIES WITH RESPECT TO ANY OTHER COLLATERAL WHICH SECURES THE LOAN, PRIOR TO EXERCISING ITS RIGHT OF SETOFF WITH RESPECT TO SUCH DEPOSITS, CREDITS OR OTHER PROPERTY OF THE MORTGAGOR, ARE HEREBY KNOWINGLY, VOLUNTARILY AND IRREVOCABLY WAIVED.

22.                                 Notices.  All notices, requests and demands to or upon the Agent, the Lenders or the Mortgagor under this Mortgage shall be in writing and given as provided in the Loan Agreement (and with respect to the Mortgagor, c/o the Borrower at the address of the Borrower as set forth in the Loan Agreement).

23.                                 Agent/Lender Not Obligated; Cumulative Rights.  Nothing in this instrument shall be construed as obligating Agent or any Lender to take any action or incur any liability with respect to the Mortgaged Property or any business conducted thereon, and all options given to Agent are for its benefit and shall and may be exercised in such order and in such combination as Agent may from time to time decide.

24.                                 Severability.  In case any one or more of the provisions of this Mortgage, the Guaranty, the Collateral Assignment of Leases and Rents, the Loan Agreement, or any other agreement now or hereafter executed in connection with any one or more of the foregoing are held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision hereof.  Each of the provisions of every such agreement, document or instrument shall be enforceable by Agent to the fullest extent now or hereafter not prohibited by applicable law.

25.                                 No Waiver.  No consent or waiver, express or implied, by Agent to or of any Default by Mortgagor shall be construed as a consent or waiver to or of any other Default at the same time or upon any future occasion.

26.                                 Waivers By Mortgagor.  Mortgagor, to the fullest extent that Mortgagor may do so, hereby: (a) agrees that Mortgagor will not at any time insist upon, plead, claim or take the benefit or advantage of any law now or hereafter in force providing for any appraisement, valuation, stay or extension, or any redemption after foreclosure sale, and waives and releases all rights of redemption after foreclosure sale, valuation, appraisement, stay of execution, notice of election to mature or declare due the debt secured hereby; and (b) waives all rights to a marshalling of the assets of Mortgagor, including the Mortgaged Property, or to a sale in inverse order of alienation in the event of a sale hereunder of the Mortgaged Property, and agrees not to assert any right under any statute or rule of law pertaining to the marshalling of assets, sale in inverse order of alienation, or other matters whatever to defeat, reduce or affect the right of Agent under the terms of this Mortgage or the Guaranty to a sale of the Mortgaged Property for the collection of the indebtedness evidenced by the Guaranty without any prior or different resort for collection, or the right of Agent to the payment of such indebtedness out of the proceeds of sale of the Mortgaged Property in preference to every other claimant whatever.

27.                                 Business Loan: Not Personal Residence.  Mortgagor covenants, warrants and represents that all of the proceeds of the Loan secured hereby shall be used for business or commercial purposes, none of the proceeds of the Loan secured hereby shall be used for personal, family or household purposes, and that no individual liable for the Loan resides or intends to reside in any portion of the Mortgaged Property.

28.                                 Certification. The undersigned hereby certify that (a) Mortgagor is a duly organized, validly existing limited partnership organized and in good standing under the laws of the State of Delaware, and (b) that the execution and delivery hereof and of all of the other Loan Documents by Mortgagor has been duly authorized by a resolution of First Union Real Estate Equity and Mortgage Investments which is in full force and effect.

29.                                 Governing Law; Consent to Jurisdiction; Mutual Waiver of Jury Trial.

a.                                       Substantial Relationship.  It is understood and agreed that all of the Loan Documents were delivered in the Commonwealth of Massachusetts, which Commonwealth the parties agree has a substantial relationship to the parties and to the underlying transactions embodied by the Loan Documents.

b.                                      Place of Delivery.  Mortgagor agrees to furnish to Agent at Agent’s office in Boston, Massachusetts all further instruments, certifications and documents to be furnished hereunder.

c.                                       Governing Law.  This Mortgage, except as otherwise provided in herein, and each of the other Loan Documents shall in all respects be governed, construed, applied and enforced in accordance with the internal laws of the Commonwealth of Massachusetts without regard to principles of conflicts of law.

d.                                      Exceptions.  Notwithstanding the foregoing choice of law:

i)                                         The procedures governing the enforcement by Agent of its foreclosure and other remedies against Mortgagor under this Mortgage and under the other Loan Documents with respect to the Mortgaged Property or other assets situated in the Commonwealth of Pennsylvania, including by way of illustration, but not in limitation, actions for foreclosure, for injunctive relief or for the appointment of a receiver shall be governed by the laws of the Commonwealth of Pennsylvania;

ii)                                      Agent and each of the Lenders shall comply with applicable law in the Commonwealth of Pennsylvania to the extent required by the law of such jurisdiction in connection with the foreclosure of the security interests and liens created under this Mortgage and the other Loan

Documents with respect to the Mortgaged Property or other assets situated in the Commonwealth of Pennsylvania; and

iii)                                   provisions of Federal law and the law of the Commonwealth of Pennsylvania shall apply in defining the terms Hazardous Materials, Environmental Legal Requirements and Legal Requirements applicable to the Mortgaged Property as such terms are used in this Mortgage.

Nothing contained herein or any other provisions of the Loan Documents shall be construed to provide that the substantive laws of the Commonwealth of Pennsylvania shall apply to any parties’ rights and obligations under any of the Loan Documents, which, except as expressly provided in clauses (i), (ii) and (iii) of this Section 30(d), are and shall continue to be governed by the substantive law of Commonwealth of Massachusetts, except as set forth in clauses (i), (ii) and (iii) of this Section 30(d).  In addition, the fact that portions of the Loan Documents may include provisions drafted to conform to the law of the Commonwealth of Pennsylvania is not intended, nor shall it be deemed, in any way, to derogate the parties’ choice of law as set forth or referred to in this Mortgage or in the other Loan Documents.  The parties further agree that the Agent may enforce its rights under the Loan Documents including, but not limited to, its rights to sue the Mortgagor or to collect any outstanding indebtedness in accordance with applicable law.

e.                                       Consent to Jurisdiction.  Mortgagor hereby consents to personal jurisdiction in any state or Federal court located within the Commonwealth of Massachusetts.

30.                                 Advance Money Mortgage. This Mortgage secures future advances made pursuant to the Loan Agreement, which future advances are guarantied by the Mortgagor pursuant to the Guaranty.  Without limiting the foregoing, this Mortgage secures all advances made by Agent or any Lender of any kind or nature described in 42 Pa. C.S. §8144.  The maximum principal amount that may be secured by this Mortgage is $53,000,000.00, plus all advances made pursuant to any provisions of the Mortgage; provided that in no event shall any Lender be obligated to advance in excess of the stated principal amount of the Note evidencing the indebtedness secured hereby.  If Mortgagor sends a written notice to Agent or any Lender which purports to limit the indebtedness secured by this Mortgage and to release the obligation of Agent or any Lender to make any additional advances, such notice shall be ineffective as to any future advances made: (i) to enable completion of improvements on the Property for which the loan secured hereby was originally made; (ii) to pay taxes, assessments, maintenance charges and insurance premiums; (iii) for costs incurred for protection of the Property or the lien of this Mortgage; (iv) expenses incurred by Agent or any Lender by reason of a default of Mortgagor hereunder or under the Loan Documents; and (v) any other costs incurred by Agent or any Lender to protect and preserve the Property.  It is the intention of the parties hereto that any such advance made by Agent or any Lender after any such notice by Mortgagor shall be secured by the lien of this Mortgage on the Property.

31.                                 Representations, Warranties and Covenants Regarding the Ground Lease.  In addition to Mortgagor’s representations, warranties and covenants elsewhere contained herein, the Mortgagor represents, warrants, covenants and agrees as follows:

a.                                       The Ground Lease is valid, binding and will be in full force and effect with respect to the Mortgagor until December 31, 2010, unless the same is renewed in accordance with its terms and conditions.

b.                                      The Mortgagor will promptly pay, when due and payable, the rent and all other sums and charges mentioned in and made payable by Mortgagor, as “Lessee” under the Ground Lease.

c.                                       The Mortgagor will promptly perform and observe all of the terms, covenants and conditions required to be performed and observed by Mortgagor, as “Lessee” under the Ground Lease, within the periods provided in the Ground Lease, and will do all things necessary to preserve and to keep unimpaired its rights under the Ground Lease.

d.                                      The Mortgagor shall (a) promptly notify the Agent in writing of the receipt by Mortgagor of any notice (other than notices customarily sent on a regular periodic basis) from the lessor under the Ground Lease of any default in the performance or observance of any of the terms, covenants, or conditions on the part of Mortgagor to be performed or observed under the Ground Lease; (b) promptly notify the Agent and the Lenders in writing of the receipt by Mortgagor of any notice from the lessor under the Ground Lease of any attempted termination of the Ground Lease pursuant to the provisions of the Ground Lease; and (c) promptly cause a copy of each such notice received by Mortgagor from the lessor under the Ground Lease to be delivered to the Agent.

e.                                       The Mortgagor will, within twenty (20) days after written demand from the Agent, deliver to the Agent an estoppel certificate in form and substance satisfactory to the Agent.

f.                                         The Mortgagor will furnish the Agent upon demand, proof of payment of all items which are required to be paid by the Mortgagor pursuant to the Ground Lease.

g.                                      The Mortgagor shall not consent to any waiver or modification, amendment or cancellation of any provision of the Ground Lease without the prior written consent of the Agent, and any such waiver, modification, amendment or cancellation shall be null and void; the Mortgagor shall not consent to the subordination of the Ground Lease to any mortgage of the leasehold interest of the Mortgagor in the Mortgaged Property without the prior written consent of the Agent.

h.                                      The Mortgagor shall execute and deliver, on request of the Agent, such instruments as the Agent may reasonably request and deem useful or required to permit the Agent to cure any default under the Ground Lease or permit the Agent to take such other action as the Agent considers desirable to cure or remedy the matter in default and preserve the interest of the Agent in the Mortgaged Property.

i.                                          Upon the occurrence of an Event of Default hereunder and the expiration of any applicable grace period without the cure thereof, or upon the failure of the Mortgagor to take any action under this Section upon two (2) days written notice from the Agent requesting such action, the Mortgagor hereby authorizes the Agent to pay any and all rental payments or similar sums to be paid by the Mortgagor, payment of which is then due under the Ground Lease, with interest or penalties thereon if charged by the lessor under the Ground Lease; and to incur and pay all sums reasonably necessary to protect Agent’s rights hereunder and under the Ground Lease.  Such sums shall be included in the Obligations secured hereby.

32.                                 Headings.  Headings and captions in this Mortgage are for convenience and reference only and the words and phrases contained therein shall in no way be held to explain, modify, amplify or aid in the interpretation, construction or meaning of any of the provisions hereof.

33.                                 Time of Essence.  Time shall be of the essence of each and every provision of this Mortgage and each of the other Loan Documents.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, Mortgagor has caused this Mortgage to be duly executed and delivered as a sealed instrument as of the      day of November, 2004.

Mortgagor:

FT-CHURCHILL PROPERTY L.P., a Delaware limited partnership

	By:	FT-FIN GP LLC, its general partner

		By:	FIRST UNION REAL ESTATE EQUITY AND MORTGAGE INVESTMENTS, its Sole Member
Sealed and delivered
in the presence of:		By:
		Name:	Carolyn Tiffany
		Title:	Chief Operating Officer
Witness

STATE OF NEW YORK

                                 , ss.

On this date, November        , 2004, before me, the undersigned notary public, personally appeared Carolyn Tiffany, as Chief Operating Officer of First Union Real Estate Equity and Mortgage Investments, the sole member of FT-Fin GP LLC, the general partner of FT-Churchill Property L.P., a limited partnership, proved to me through satisfactory evidence of identification, which were                                             , to be the person whose name is signed on the preceding or attached document, and acknowledged to me that he/she signed it voluntarily for its stated purpose.

Notary Public

My commission expires:

EXHIBIT “A”

LEGAL DESCRIPTION